EXHIBIT 10.35
                                                                -------------

                                    AGREEMENT

                                     BETWEEN

                                CENTURY ASSOCIATE
                                   ("CENTURY")

                                       AND

                       SYNAPTIC PHARMACEUTICAL CORPORATION


         THIS   AGREEMENT   is  made   and   entered   into   this 19th day  of
November, 1997 (but shall be effective as of the Effective Date, as herein defined, for all purposes), by and between Century Associates, a New Jersey partnership, having an address c/o Sun Chemical, 222 Bridge Plaza South, Fort Lee, New Jersey 07024 (hereinafter sometimes referred to as "Century" and sometimes referred to as "Sublessor") and Synaptic Pharmaceutical Corporation, a Delaware corporation, having an address at 215 College Road, Paramus, New Jersey (hereinafter sometimes referred to as "Synaptic" and sometimes referred to as "Sublessee").

         WITNESSETH:

         WHEREAS, Century is the fee simple owner of the real property located at 215 College Road, Paramus, New Jersey 07652, and more particularly described in Schedule A attached hereto and made a part hereof ("Land"), together with the buildings and other improvements located thereon ("Improvements") (such Land and Improvements, collectively, "Paramus Facility");

         WHEREAS, Century is also the Landlord under certain lease agreements and amendments thereto listed on Schedule B attached hereto and made a part hereof (collectively, "Overlease");

         WHEREAS, International Playtex Corporation and International Playtex Company, as successor to International Playtex Corporation (collectively, "Playtex") was the tenant under the Overlease;

         WHEREAS, Playtex Apparel, Inc. ("Apparel"), as assignee of Playtex, was the sublessor under a certain Sublease with Neurogenetic Corporation, the sublessee thereunder, dated October 31, l991, as amended by that certain First Sublease Amendment, dated August, 1994 ("Sublease Amendment") (said Sublease and Sublease Amendment, collectively, the "Sublease") pursuant to which Neurogenetic Corporation leased space in the Improvements, more particularly described in the Sublease ("Demised Premises");

         WHEREAS, Synaptic is successor in interest to Neurogenetic Corporation as sublessee under the Sublease;

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         WHEREAS,   the  Term  of  the  Overlease   expires  December  31,  1999
("Expiration Date") and it is anticipated that the Overlease will not be extended and, accordingly, Century is negotiating with Apparel to terminate the Overlease prior to the Expiration Date and to have Apparel assign to Century Apparel's interest in the Sublease;

         WHEREAS, upon such assignment, Century and Synaptic desire to amend the Sublease for the Premises in certain respects as well as to provide for the lease of certain additional space in the Improvements as such additional space becomes available for lease;

         WHEREAS, Synaptic has operated pursuant to the terms and provisions of the Sublease since October 1991 and is desirous of continuing to do so to the extent such terms and provisions may continue to apply to its respective rights and obligations, as same may be amended by the terms and provisions of this Agreement and, accordingly Century and Synaptic each agree and acknowledge that it is their respective intent and desire that, notwithstanding the earlier termination of the Overlease, the Sublease will remain in full force and effect, as hereby amended, as a direct lease between Century and Synaptic, the terms and provisions of the Sublease, as amended by this Agreement, shall constitute the terms and provisions of a direct lease between Century and Synaptic (such
Sublease, as amended by this Agreement, "Lease"); Century will become the successor to Apparel as Sublessor under the Sublease and Synaptic will continue to be the Sublessee and, notwithstanding such designation as Sublessor and Sublessee, Century will be the Landlord and Synaptic will be the Tenant under the direct Lease;

         WHEREAS, it is also the intent of the parties hereto that, if Century acquires the interest of Playtex under the Overlease, no merger of Century's positions as Landlord and Tenant thereunder shall be deemed to have occurred and, while the Overlease shall terminate as of the Effective Date, as such term is hereinafter defined, it will nevertheless remain in full force and effect as between Sublessor and Sublessee for the sole purpose of interpreting the rights and obligations of the parties under the Lease as necessary;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The recital clauses are hereby incorporated herein in full as though set forth verbatim and at length herein. A capitalized term used herein but not defined herein shall have the meaning given such term in the Sublease.

         2. This Agreement shall be effective on January l, 2000, or such earlier date, as designated by Sublessor by notice to Sublessee, upon which Century succeeds to the interests of Apparel as sublessee under the Overlease and sublessor under the Sublease ("Effective Date"). If the Effective Date occurs before January 1, 2000, the period commencing on the Effective Date and

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ending on December 31, 1999 (such period, the "Add-on Period") shall be added to the Term. The parties hereto acknowledge and agree that, if Apparel extends the term of the Overlease, this Agreement shall be deemed null and void ab initio.

         3. This Agreement modifies, amends and supplements the Sublease. Any conflict between the terms and provisions of this Agreement and the terms and provisions of the Sublease shall be controlled by the terms of this Agreement. In all other respects, the Sublease shall remain in full force and effect.

         4. All of the obligations contained in the Overlease conferred and imposed upon Sublessor (as successor of the lessee therein), except as modified and amended by the Lease, are hereby conferred and imposed upon Sublessee with respect to the Demised Premises. Any rights granted to Sublessor (as successor of the lessee therein) are not hereby granted to Sublessee and Sublessee shall have only those rights as are specifically set forth in the Lease. Sublessee covenants and agrees to fully and faithfully perform the terms and conditions of the Overlease and the Lease on its part to perform with respect to the Demised Premises. Sublessee agrees as an express inducement for Sublessor's executing this Agreement that, if there is any conflict between the provisions of the Lease and the provisions of the Overlease which would permit Sublessee to do or cause to be done or suffer or permit any act or thing to be done which is prohibited by the Overlease, then the provisions of the Overlease shall prevail, provided that, notwithstanding the foregoing, Paragraph 9 D of the Sublease shall in no way be amended by the foregoing. At the request of Sublessee, Sublessor agrees that it will use reasonable efforts to incorporate the terms and provisions of the Overlease as well as the terms and provisions of the Lease into one document.

         5.       (a)      Paragraph 1 A of the Sublease, as amended by the
Sublease Amendment, is hereby deleted and restated in its entirety as follows:

                  "A. "Sublessor does hereby lease to Sublessee and Sublessee does hereby take from Sublessor the Demised Premises "AS IS WHERE IS" at the rent and upon the terms and conditions herein stated, for the Term, as hereinafter defined. When the Effective Date occurs, the term of the Sublease will expire and the Term of this Lease will commence and such term will expire, unless sooner terminated in accordance with the terms of this Lease, at midnight on December 31, 2015 ("Expiration Date") (such period from the Effective Date to the Expiration Date, inclusive, herein referred to as the "Term"). If the Effective Date occurs on a day that is not the first day of the month, Annual Base Rent for the initial fractional month of the Term, if any, shall be prorated and paid, together with the

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                  first  monthly  installment  of  Annual  Base Rent due for the
                  Term. As used herein, the term "Demised Premises" shall include (i) a minimum of 41,274 rentable square feet on the Effective Date, exclusive of Sublessee's pro-rata share of the rentable square feet of the Cafeteria (such 41,274 rentable
                  square  feet  and  its  pro-rata   share  of  the   Cafeteria,
                  collectively, the "Current Space"); (ii) the additional space more particularly described on Schedule C attached hereto and made a part hereof currently occupied by Playtex Products Inc., which space shall be added to the Current Space as of the day ("Expansion Date") after the day on which Playtex Products Inc. vacates its space, with the result that the Current Space will be increased as of the Expansion Date to 73,918 rentable square feet (such 73,918 rentable square feet, the "Minimum Rentable Square Feet"); and (iii) the additional space more particularly described on Schedule D attached hereto and made a part hereof as same shall be added in accordance with the terms of Paragraphs 35 hereof to the space theretofore leased by Sublessee.

 (b) Paragraphs 1 B and
                   1 C are deleted in their
entirety.

         6. (a) Paragraph 4 A, as modified by the Sublease Amendment, is hereby further modified as follows:

         "From the Expansion Date, Sublessee shall pay to Sublessor during the Term a fixed basic rent per annum, absolutely net ("Annual Base Rent") as follows:

                           (i) for Lease Years 1-5, calculated at the annual rate of $13.00 per rentable square foot [based on the Minimum Rentable Square Feet, $960,934 per Lease Year ($80,077.83 per month)];

                           (ii) for Lease Years 6-10, calculated at the rate of $16.00 per rentable square foot [based on the Minimum Rentable Square Feet, $1,182,688 per Lease Year ($98,557.33 per month)]; and

                           (iii) for Lease Years 11-15, calculated at the rate of $20.00 per rentable square foot [based on the Minimum Rentable Square Feet, $1,478,360 per Lease Year ($123,196.67 per month)]; .

         "Lease Year" shall mean the period commencing on the Effective Date (or the first day of the month immediately following the Effective Date if the Effective Date is not the first day of the month), or any anniversary thereof occurring during the Term, and ending on the last day of the

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         12 month period immediately  following the date on which the Lease Year commenced, or the anniversary thereof, as the case may be. Sublessor and Sublessee agree that (i) the aforesaid Annual Base Rent shall apply to the Add-on Period and that the term "Lease Years 1-5" shall be deemed to be increased by the Add-on Period if the Expansion Date occurs prior to January 1, 2000; and (ii) notwithstanding anything herein to the contrary, from the Effective Date until the day prior to the Expansion Date, Annual Base Rent and Sublessee's percentage share of Operating Costs, but not the components of such Operating Costs, shall be as stated in the Sublease."

                  (b) Paragraphs 4 B and 4 C are hereby deleted and Paragraph 4 B is restated in its entirety as follows:

                  "The Annual Base Rent shall be adjusted, as of the date such space becomes available to Sublessor for lease, by the number of rentable square feet of space in excess of the Minimum Rentable Square Feet added to the Demised Premises during the Term, calculated at the annual rate then in effect pursuant to Paragraph 4 A per rentable square foot. [In no event will the total rentable square feet of the Demised Premises during the Term be less than the Minimum Rentable Square Feet, it being understood by the parties hereto that Sublessor is entering into this Lease on the condition that Sublessee be deemed to have leased the Minimum Rentable Square Feet on the Expansion Date.] The parties shall execute and deliver a supplemental agreement which shall be attached hereto and made a part hereof as Schedule D specifying the total rentable square feet of such added space. The Annual Base Rent and Sublessee's share of Operating Costs shall be appropriately adjusted, provided, however, that, if Sublessee leases space in excess of the Minimum Rentable Square Feet prior to January 1, 2000, the Annual Base Rent with respect to such rentable square feet in excess of the Minimum Rentable Square Feet shall be appropriately adjusted as of January 1, 2000."

         7.       (a)      Paragraph 5 is hereby modified to add the
                  following in line 3 before the words "Real Estate
                  Taxes":

                  "other operating expenses,if any, incurred by Sublessor in maintaining, repairing, and replacing the Building systems, roof, structural components, public halls and stairways, smoke detectors and alarm systems, and the exterior portions of the Paramus Facility,"

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                  (b)      Paragraph 5(a) is deleted and restated in its
                  entirety as follows:

                  "Sublessee's share of Operating Costs shall be the ratio of the total rentable square feet of the Demised Premises from time to time to 110,666 (which is the total rentable square feet of the Paramus Facility), provided, however, that no adjustment shall be made which would result in a reduction of Sublessee's share of Operating Costs. Based upon the Demised Premises having the Minimum Rentable Square Feet, Sublessee's share of Operating Costs is 66.8%. Operating Costs shall mean the actual costs, without duplication, paid or accrued, incurred by the Sublessor during each calendar year. Sublessee acknowledges and agrees that this Lease is triple net and that Operating Costs shall include, without limitation, all expenses incurred by Sublessor in maintaining the Paramus Facility, including, the Cafeteria, in accordance with Paragraph 13 B, as well as the cost to Sublessor of hiring and retaining a Building maintenance person."

                  (c) Paragraph 5 A (b) is hereby modified to delete the last two sentences thereof.

         8. Paragraph 6 A is hereby modified to add to following as the first subparagraph thereof:

                  "(a) Sublessee shall be responsible for, and shall perform, at its own cost and expense, using licensed and insured contractors and subcontractors, all alterations within the Demised Premises, including the construction of all demising walls. Not later than 30 days prior to commencing any such alterations, Sublessee shall obtain from its contractors and subcontractors performing construction activities at the Paramus Facility and deliver to Sublessor evidence of insurance coverages, which shall be primary to the insurance maintained by Sublessee and shall name Sublessor as an additional insured, in amounts and forms reasonably satisfactory to Sublessor."

and to renumber the following paragraph as "6 A(b)".

         9. Paragraph 8 C (d)(i) is hereby modified to add "to be" prior to "paid" in line 4 thereof.

         10. Paragraphs 9E and 9F are hereby deleted in their entirety.

         11. (a) Paragraph 10 B (2) is hereby modified to replace "$4,000,000" with "$5,000,000" in lines 3 and 5 thereof;

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                  (b)      Paragraph 10 is hereby further modified to add the
following as new subparagraph E:

                  "E. To the maximum extent permitted by law, Sublessee agrees that Sublessor shall not be responsible or liable to Sublessee or to those claiming by, through or under Sublessee, for any loss or damage to property of Sublessee or of others that may be placed or contained within the Demised Premises."

         12.  Paragraph 11 is hereby modified to replace "ten (10)" with "twelve
(12)" in line 24, and to add the following in line 27 after "Section 11A":

                  "which right shall be exercised by Sublessee's delivery to Sublessor within 30 days of the expiration of such 12 month period of written notice of Sublessee's irrevocable election to terminate as of the date specified in such notice, provided however that Sublessor may negate such termination by Sublessee by completing such restoration of the Demised Premises within 30 days of Sublessor's receipt of Sublessee's termination notice."

         13. (a) Paragraph 12 A is hereby modified as follows:

                  In line 3 after the word "expense", insert the following, "maintain the Demised Premises in compliance with and shall".

                  (b)      Paragraph 12 B is hereby modified as follows:

                  In line 6, after the word "ECRA", add the following to the end of the sentence:

                  "as amended by the  Industrial  Site Recovery Act of 1993; the
                  regulations   promulgated  thereunder  and  any  successor  or
                  amended legislation or regulations ("ISRA")."

                  and the term "ECRA" is replaced with the term "ISRA" throughout Paragraph 12.

                  (c) Paragraph 12 B (ii) is hereby modified as follows:

                  In line 3, replace the word "achieve" with the word "obtain"; in that same line, after the word "Declaration" insert the word "Approval"; in that same line, after the word "ECRA" add a comma; in line 4, delete the words "completion of a cleanup plan as defined in ECRA" and replace it with the words "shall obtain an unconditional no further action letter from the New Jersey Department of Environmental Protection";

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                  and at the  end of this  paragraph  (ii),  add  the  following sentence:

                  "In no event shall any cleanup by the
                  Sublessee involve the use of engineering or institutional controls, or a groundwater classification exception area."

                  (d) Paragraph 12 B (iii) is hereby modified as follows:

                  In line 3, after the word "materials", add the words "issued or received by the Sublessee."

                  (e) Paragraph 12 G is hereby modified as follows:

                  In line 1, replace the word "premises" with the words "Demised Premises" and in line 3, replace the word "Sublessor" with the word "Sublessee".

         14.      (a)      Paragraph 13 A is hereby modified as follows:

                  In line 3, add the words: "including, without limitation, the roof and structural components of the Demised Premises, the building plumbing and electrical systems and equipment located within the Demises Premises for general supply of water, heat, air conditioning, gas and electricity, the existing HVAC system, alarm system and smoke detectors within the Demised Premises" after the words "Demised Premises"; and in line 6, delete "(other than structural and other repairs which are the responsibility of Sublessor pursuant to subsection B), subject to latent defects which Sublessor shall be required to correct" and replace such phrase with the phrase: "(other than repairs which are the responsibility of the building maintenance person pursuant to Paragraph 13 B below)".

                  (b) Paragraph 13 B is hereby deleted and replaced in its entirety as follows:

                  "Sublessor will provide a building maintenance person. Sublessee shall be responsible for payment of its pro-rata share, determined as provided in Paragraph 5 (a) above, of the costs and expenses incurred by Sublessor in performing this service, including the cost of hiring and maintaining a Building maintenance person (such costs and expenses, collectively, "Janitorial Costs") as Additional Rent."

                  (c) Paragraph 13 C is hereby modified to delete the following:


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                  "Except as  otherwise  specified  herein  (including,  without limitation, Sublessor's obligations with respect to Casualty Damage," in lines 1-3; and "(except for latent defects which are not readily apparent by inspection, which Sublessor shall repair)" in lines 11- 13;

         and to add the following as the last sentence thereof:

                  "Sublessee accepts the existing HVAC system and other building systems, the roof and structure of the Demised Premises, and the exterior portions of the Paramus Facility "AS IS" and hereby assumes the full and sole responsibility, at its own cost, for the condition, operation, repair, replacement, maintenance and modification of the Demised Premises."

         15. Paragraph 16 E (2) is hereby modified to add the following prior to the period in the last sentence thereof:

                  "except as otherwise specifically provided in this Lease with respect to any obligation of Sublessee to indemnify Sublessor that survives termination of this Lease"

         16. Paragraph 20 is hereby deleted and restated in its entirety as follows:

                  "Subject to compliance by Sublessee with the terms and conditions of the operating agreement to be entered into between Sublessor and Sublessee and other tenants of the Paramus Facility which shall provide for the operation by such tenants, including Sublessee, of the Cafeteria in the Paramus Facility at their own cost and expense, allocated on a pro-rata basis which, as to Sublessee, shall be based upon the total rentable square feet of the Demised Premises determined in accordance with Paragraph 4 B above, Sublessee shall have a non-exclusive license to use such Cafeteria for its employees and business invitees at Sublessee's risk and expense on the same terms as other tenants of the Paramus Facility are permitted to use such Cafeteria and subject to compliance with such reasonable rules and regulations as may be promulgated by Sublessor from time to time regarding the use of the Cafeteria which shall be applied uniformly to all such tenants and enforced without discrimination. Nothing herein shall obligate Sublessor, its successors or assigns, to continue to operate or maintain the Cafeteria, or any cafeteria, in the Paramus Facility and, if Sublessee shall fail to comply with its obligations hereunder or under the operating agreement, the license herein granted to Sublessee to use, operate, and maintain the

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                  Cafeteria shall be discontinued or suspended,  at the election of Sublessor. In such event, there shall be no adjustment to Rent as a result thereof, except that no further pro-rata allocation with respect to the Cafeteria shall be payable by Sublessee in the event and from and after the date that the license is suspended or discontinued, and Sublessor reserves the right to lease the Cafeteria space to a third party for use as a cafeteria or for any other use."

         17. Paragraph 26 H is hereby modified to replace the addressees therein specified with the following:

                  "As to Sublessor:

                  Mr. Eugene Jacobson
                  Century Associates
                  c/o Sun Chemical
                  222 Bridge Plaza South
                  Fort Lee, New Jersey 07024

                  As to Sublessee:

                  Mr. Robert Spence
                  Chief Financial Officer
                  Synaptic Pharmaceutical Corporation
                  215 College Road
                  Paramus, New Jersey 07652"

and to replace the telephone numbers therein specified as follows:

                  "Sublessor: (201) 224-4600

                  Sublessee: (201) 261-1331"

         18. Paragraph 26 G is hereby modified as follows:

                  In line 1,  delete the word "NO";  in line 3,  delete the word
                  "Sublease" and add the words "Lease, other than Cushman & Wakefield of New Jersey, Inc. (the "Broker") immediately prior to the period; in line 7, add the word "other" immediately prior to the word "realtors"; in lines 9 and 13, replace the word "Sublease" with "Lease"; and add the following as the last sentence of the Paragraph:

                  "Sublessor shall pay the brokerage commission due Broker pursuant to the terms of a separate agreement with Broker."

         19. The following provisions shall be added to the Existing Lease as indicated:

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                  (a)      Add as new Paragraph 27:

                  "27.     SUBLESSOR'S EXCULPATION.

                  Notwithstanding anything contained in this Lease to the contrary, it is specifically agreed that there shall be no personal liability on the part of the Sublessor, or Overlandlord, and/or their respective employees, agents, directors, officers, shareholders, partners, constituent members, successors or assigns, with respect to any of the terms, provisions, covenants and conditions of this Lease and Sublessee agrees to look solely to Sublessor's interest in the Paramus Facility for the recovery of any judgment against Sublessor. The foregoing is not intended to and shall not limit any right that Sublessee may have to pursue a suit for injunctive relief or specific performance of the obligation that is the subject of any breach or default on the part of Sublessor under this Lease. The within exculpation of personal liability shall be absolute and without exception. The term "Sublessor" as used in this sublease shall mean the owner of the Sublessor's interest, whether fee or leasehold, in the Paramus Facility, or any portion thereof, and if any such interest be sold or transferred, the seller shall be entirely relieved of all covenants and obligations under this Lease."

                  (b)      Add as new Paragraph 28:

                  "28.     LEASE MODIFICATION.

                  If in connection with obtaining financing for the Paramus Facility, or any part thereof, or interest therein, a bank, insurance company or other recognized institutional lender shall request reasonable modifications in the Lease as a condition to such financing, Sublessee will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Sublessee hereunder or materially decrease the obligations of Sublessor hereunder. In addition thereto, Sublessee shall furnish to any such mortgagee or proposed mortgagee copies of Sublessee's latest financial statements duly certified by an independent certified public accountant, or if no such certified statement is available, then such statements shall be certified by the chief financial officer of Sublessee."

                  (c)      Add as new Paragraph 29:

                  "29. LIENS.

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                  Sublessee  shall not do any act, or make any  contract,  which may create or be the foundation for any lien or other encumbrance upon any interest of Sublessor or any ground or underlying lessor, in any portion of the Paramus Facility. If any construction lien claim or other lien (collectively, "Lien"), charge or order for the payment of money or other encumbrance shall be filed against Sublessor and/or any such ground or underlying lessor and/or any portion of the Paramus
                  Facility  (whether  or  not  such  Lien,  charge,   order,  or
                  encumbrance is valid or enforceable as such) which names Sublessee as the debtor or obligor or alleges that Sublessee is the debtor or obligor, Sublessee shall, at its own cost and expense, cause same to be discharged of record or bonded within 15 days after Sublessee's receipt of notice of the
                  filing  thereof,   and  Sublessee  shall  indemnify  and  save
                  harmless   Sublessor  and  all  such  ground  and   underlying
                  lessor(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable attorney fees, resulting from Sublessee's failure to discharge same within such period. If Sublessee fails to comply with the foregoing provisions, Sublessor shall have the option of discharging or bonding any such Lien, charge, order, or encumbrance, and Sublessee agrees to reimburse Sublessor for all costs, expenses and other sums of money in connection therewith as Additional Rent with interest at the maximum rate permitted by law, which shall accrue from the date due until paid, promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Sublessee or any contractor or subcontractor of Sublessee for the furnishing of any labor, services, materials, supplies, or equipment with respect to any portion of the Demised Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Sublessee to obtain payment for same." (d) Add as new Paragraph 30:

                           "30. SUBLESSOR'S RESERVED RIGHTS.

                           Sublessee acknowledges that the Paramus Facility is not open to the general public. Access to the Paramus Facility is restricted to Sublessor, Sublessee, their agents, employees, and their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Sublessee or any other tenant, Sublessor reserves the right, on such notice to Sublessee as is reasonably practicable, unilaterally to alter Sublessee's ingress and egress to the Demised Premises or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location. Additionally, Sublessor reserves unto itself all rights not granted to
                           Sublessee in this Lease, including, by way of example, the right to change the name by which the Paramus Facility is commonly known."

                  (e)      Add as new Paragraph 31:

                  "31. SUBLESSOR'S RIGHT TO MORTGAGE/ASSIGN.

                  Notwithstanding any other provision of this Lease to the contrary, Sublessor, and any successor or assignee of
                  Sublessor, may convey all or any portion of its interest in Sublessor, this Lease, the Paramus Facility or the Demises Premises. Sublessor shall also have the right from time to time to pledge, mortgage or encumber its Interests in the Demised Premises and the Paramus Facility. Any provision of this Lease to the contrary notwithstanding, the provisions of any such mortgage shall govern in the event of Casualty Damage or a Taking of the Demised Premises, including, without limitation, the disposition of any insurance proceeds payable in the case of Casualty Damage and of awards payable in connection with such Taking. Sublessor shall provide Sublessee with notice of such mortgage."

                  (f)      Add as new Paragraph 32:

                  "32. ASBESTOS REMEDIATION.

                  Sublessee agrees that it shall have the obligation to promptly remove or encapsulate asbestos present within the Demised Premises (which term, for purposes of this Paragraph 32, shall include the space attributable to Sublessee plus Sublessee's pro-rata share of the common areas of the Building), at its costs and expense, in compliance with Laws. Sublessee acknowledges that prior to the date of this Lease, Sublessee will inspect the Demised Premises for the purpose of determining the presence, if any, of asbestos, and the costs of removing or encapsulating same in compliance with Laws ("Asbestos Remediation Costs"). As a result of such inspection, Sublessee has determined that asbestos is present within the Demised Premises. Sublessee represents to Sublessor that, pursuant to its agreement with Sublessor respecting same, the Asbestos Remediation Costs for remediation of VAT tile located in areas of the Demised Premises that are not utilized as laboratory space (such space, "Non-Laboratory Space") will be determined on the basis of encapsulation of such VAT tile rather than removal of same. If the Asbestos Remediation Costs actually incurred by Sublessee exceed $100,000, Sublessor hereby agrees that, upon submission of evidence reasonably satisfactory to it of such expenditures, it will reimburse Sublessee in the form of a rental credit applied in equal monthly installments to the Annual Base Rent due hereunder during Lease Years 1 and 2, for the amount of such Asbestos Remediation Costs in excess of $100,000; provided, however, that Sublessor's obligations under this Paragraph 32 shall not exceed $133,600 in the aggregate and Sublessor shall have no obligation to pay for the cost of removal of VAT tile from the Non-Laboratory Space. Sublessee shall be responsible for payment of all of the costs of removal of asbestos from the Demised Premises in excess of $233,600. Notwithstanding the foregoing, Sublessor reserves the right to have its contractor determine the cost of removal of the asbestos and, if such contractor's estimate is lower than that provided by Sublessee, Sublessee agrees that, at the election of Sublessor, such removal will be performed by Sublessor's contractor. The provisions of this Paragraph 32 shall survive expiration or earlier termination of this Lease."

                  (g)      Add as new Paragraph 33:

                  "33. REPRESENTATIONS AND WARRANTIES.

                  Sublessee hereby reaffirms all of its representations in the Sublease including, without limitation, those set forth in Paragraph 9 of the Sublease and in Paragraph 6(a) of the Sublease Amendment."

                  (h)      Add as new Paragraph 34:

                  "34. LOADING DOCKS.

                  Sublessee shall have control of the loading docks at the Paramus Facility provided that Sublessor and other tenants of the Paramus Facility shall not at any time during the Term be precluded from using such loading docks. Sublessee agrees to cooperate with Sublessor and such other tenants in their respective use of the loading docks."

                  (i)      Add as new Paragraph 35:

                  "35.  RIGHT OF FIRST OFFER

                  A.       Subject to and in accordance with the provisions
                  of this  Paragraph 35 and provided that  Sublessee is not
                  then in default of the provisions of this Lease, Sublessor agrees that if, as and when space in the Paramus Facility not then included in the Demised Premises becomes available (such space, the "Available Space"), Sublessor will notify Sublessee thereof and of the terms and conditions pursuant to which Sublessor will lease such Available Space (such notice, "Availability Notice"). If Sublessee elects to add the Available Space to the Demised Premises on the terms and conditions set forth in the Availability Notice, Sublessee shall deliver notice of its election ("Expansion Election Notice") to Sublessor within fifteen (15) days of the date of Sublessee's receipt of the Availability Notice. Sublessee agrees that, if it fails to deliver the Expansion Election
                  Notice as and when aforesaid, it shall be deemed to have elected not to lease the Available Space and to have forever waived its right to exercise its option to add the Available Space to the Demised Premises and Sublessor shall have the right to lease the Available Space to a third party free and clear of any claim of Sublessee thereto. Notwithstanding such waiver, however, Sublessor agrees that if the Available Space is offered to a third party at an annual base rent less than ten percent (10%) of the annual base rent set forth in the Availability Notice, Sublessor will notify Sublessee of such reduction (such notice, "Reduction Notice") and Sublessee shall have five (5) days from its receipt of such Reduction Notice to deliver its Expansion Election Notice to Sublessor. If Sublessee elects to add the Available Space to the Demised Premises, such Available Space shall be added to the Demised Premises for all purposes under this Lease and on the terms and conditions as are then in effect as modified by the terms and conditions of the Availability Notice, and/or the Reduction Notice, as applicable, as of the earlier of the date listed in the Expansion Election Notice or the date that is thirty (30) days from the date of the Availability Notice or Reduction Notice, if applicable. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option to expand provided for in this Paragraph 35 not yet exercised. Said right or option may not be separately sold, assigned or otherwise transferred.


         20. Paragraphs 6 (a), 8, 9 and 10 of the Sublease Amendment are hereby deleted in their entirety.

         21. Schedule C, Subparagraph (a) is hereby modified as follows:

                  (a)      replace the word: "Building" with the words:
                  "Paramus Facility" throughout;

                  (b)      add the following at the end of the subparagraph:

                  "If at any time during the Term of this Lease the methods of taxation shall be altered so that, in addition to or in lieu of or as a substitute for the whole or any part of real estate taxes there shall be levied, assessed or imposed (i) a tax, license, fee or other charge on the rents received, or (ii) any other type of tax or other imposition in lieu of, or as a substitute for, or in addition to the whole or any portion of any real estate taxes, then the same shall be included as Real Estate Taxes under this Lease."

                  The submission of this Agreement does not constitute an offer, and this Agreement shall become effective only upon execution and delivery thereof by Sublessor and Sublessee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

WITNESS:                           CENTURY ASSOCIATES
                                   By: J&E of Paterson, Inc.

--------------------               /s/ Eugene Jacobson
                                   -------------------
                                   President


ATTEST:                            SYNAPTIC PHARMACEUTICAL
                                   CORPORATION


--------------------               By:/s/Robert L. Spence
                                      -------------------
                                   Its:

STATE OF NEW JERSEY

COUNTY OF BERGEN
)
)
)


SS.:
         I CERTIFY that on November 19, 1997, Eugene Jacobson personally came before me and acknowledged under oath, to my satisfaction, that this person

         (a) is named in and personally signed the attached document; and

         (b) signed, sealed and delivered this document on behalf of the Partnership.

                                                  /s/ Virginia Edwards
                                                  -----------------------------
                                                  Attorney at Law
                                                  State of New Jersey



STATE OF NEW JERSEY

COUNTY OF BERGEN
)
)
)


SS.:
         I CERTIFY that on October 17, 1997, Robert L. Spence personally came before me and this person acknowledged under oath, to my satisfaction, that:

         (a) this person signed, sealed, and delivered the attached document as

         (b)      the proper corporate seal was affixed; and

         (c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.

                                                 /s/ Elinor Bernstein
                                                 ------------------------------
                                                 Notary Public

                                   SCHEDULE A

                             DESCRIPTION OF THE LAND

                                   SCHEDULE B

                        INSTRUMENTS COMPRISING OVERLEASE



1.                Lease Agreement dated February 4, 1969
                   Century Associates (Landlord)
                   International Playtex Corporation (Tenant)

2.                Land Lease Agreement dated June 21, 1973
                   Century Associates (Landlord)
                   International Playtex Corporation (Tenant)

3.                Lease Agreement dated October 7, 1974
                   Century Associates Landlord)
                   International Playtex Company, Division of Rapid-America Corporation (Tenant)

4.                Amendment to Lease dated August 7, 1973
                   Century Associates (Landlord)
                   International Playtex Corporation (Tenant)

5.                Amendment to Lease dated August 30, 1973
                   Century Associates (Landlord)
                   International Playtex Corporation (Tenant)

6.                Amendment to Lease Agreement dated October 7, 1974
                   Century Associates (Landlord)
                   International Playtex Company, Division of Rapid-American Corporation (Tenant)

7.                Letter Agreement dated May 30, 1974
                   Century Associates (Landlord)
                   International Playtex Company, Division
                   of Rapid - American Corporation (Tenant)

                                   SCHEDULE C

                                DEMISED PREMISES


Space A: approximately 42,000 square feet, 28,474 square feet of which is located in the northwest part of the Paramus Facility and 12,800 square feet of which is located in the northeast part of the single story center section of the Paramus Facility, each as shown stripped on Schedule A attached hereto and made a part hereof;


Space B: approximately 15,000 square feet on the second floor of the east wing of the Paramus Facility;


Space C: approximately 3,000 square feet of space adjacent to Space A;


Space D: approximately 8,000 square feet of laboratory space, adjacent to Space A;


Space E:          approximately 5,000 square feet adjacent to Space A;

Space F: approximately 37,000 square feet now or formerly occupied by Playtex Apparel Inc. or AOE if, as and when same, or any portion thereof, shall become available for lease ("Playtex Space");

each as identified as such on Schedule C-l attached hereto and made a part hereof, plus, in each case, Sublessee's pro-rata share of the total rentable square feet of the Cafeteria.

                                   SCHEDULE D

[GRAPHIC OMITTED]